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                                  Exhibit 3.3
                   Amendment to Articles of Incorporation of
                    BioLynx.Com, Inc. Filed October 7, 1999
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                                                                     Exhibit 3.3

                   ARTICLES OF AMENDMENT BY THE SHAREHOLDERS
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                               BIOLYNX.COM, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Company adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I

     The name of the Company is BioLynx.Com, Inc.

                                  ARTICLE II

     The following amendments to the Articles of Incorporation were adopted by the shareholders of the Company on October 5, 1999:

     Article I of the Articles of Incorporation is hereby amended so as to read as follows:

          The name of the Company is BioLynx.com, Inc.

     Paragraph 1 of Article III of the Articles of Incorporation is hereby amended so as to read as follows:

          1.   Authorized Stock. The total number of shares of stock which the
               ----------------
          Company shall have authority to issue is 70,000,000, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 20,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

                                 ARTICLE THREE

     The number of shares of the Company outstanding at the time of such adoption was 4,092,000 and the number of shares entitled to vote thereon was 4,092,000.

                                 ARTICLE FOUR

     The number of shares voted for such amendments was 3,497,000 the number of shares voted against such amendments was zero.

     Dated the 6/th/ day of October, 1999.

                              BIOLYNX.COM, INC.



                              By  /s/ John D. Walker II
                                -----------------------------------------
                                John D. Walker II, President